UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 30, 2016

ASTA FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35637	22-3388607
(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey	07632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-567-5648

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement

On March 30, 2016, Asta Funding, Inc. and its subsidiaries, including Palisades Collection, LLC (the “Company”) signed the First Amendment to the Loan Agreement (the “First Amendment”) with Bank Hapoalim B.M. (the “Lender”) which amended certain terms of their banking arrangement. The First Amendment includes (a) the reduction of the interest rate from LIBOR plus 275 basis points to LIBOR plus 225 basis points; (b) a decrease in the Net Equity requirement by $50 Million, to $100 Million; and (c) modifies the No Net Loss requirement from a quarterly to an annual basis. All other terms of the original agreement remain in effect.

Item 9.01	Exhibits

(d) Exhibits.

No.	Description

10.1	First Amendment to the Loan Agreement with the Bank of Hapoalim, dated March 30, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.

Date: March 31, 2016	By:	/s/ Bruce R. Foster
Bruce R. Foster
Chief Financial Officer